Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                              Contact:                      Lisa M. O’Neill
                                                                                                                                          Executive Vice President and Chief Financial Officer
                                                                                                                                          (574) 267-9125
                                                                                                                                           lisa.oneill@lakecitybank.com

Lakeland Financial Reports Strong
Organic Loan and Deposit Growth

Average Loans Increase 9% over 2014

Warsaw, Indiana (October 26, 2015) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported net income of $34.1 million for the nine months ended September 30, 2015, versus $32.7 million for the comparable period of 2014, an increase of 4%. Diluted net income per common share also increased 4% to $2.03 for the nine months ended September 30, 2015, versus $1.95 for the comparable period of 2014.

The company further reported net income of $11.6 million for the third quarter of 2015 versus $11.5 million for the third quarter of 2014. Diluted net income per common share was $0.69 for the third quarters of 2015 and 2014. On a quarter-linked basis net income increased by 2% or $185,000 from $11.4 million for the second quarter ended June 30, 2015.

As previously announced, the board of directors approved a cash dividend for the third quarter of $0.245 per share, payable on November 5, 2015, to shareholders of record as of October 25, 2015. The quarterly dividend, which is equal to the dividend paid in the second quarter 2015, represents a 17% increase over the $0.21 quarterly dividends paid in the last three quarters of 2014 and in the first quarter of 2015.

Return on average total equity for the first nine months of 2015 was 12.18% compared to 12.94% in the prior year period. Return on average assets for the first nine months of 2015 was 1.29% compared to 1.33% in the same period of 2014. The company’s tangible common equity to tangible assets ratio was 10.47% at September 30, 2015, compared to 10.40% at September 30, 2014 and 10.44% at June 30, 2015.

“We continue to focus on the growth of our balance sheet as the primary driver of our financial success. Simply put, lending money in our Indiana communities contributes to their ongoing economic growth and recovery. Overall, we are very pleased with our loan growth in 2015,” commented David M. Findlay, President and Chief Executive Officer.

Average total loans for the third quarter of 2015 were $2.92 billion, an increase of $238.5 million, or 9% versus $2.68 billion for the comparable period in 2014. Total loans outstanding grew $270.4 million, or 10%, from $2.70 billion as of September 30, 2014 to $2.97 billion as of September 30, 2015. On a linked quarter basis, average total loans increased $70.8 million, or 2%, from $2.85 billion for the second quarter of 2015 to $2.92 billion for the third quarter of 2015.

Average total deposits for the third quarter of 2015 were $3.13 billion, an increase of $307.2 million, or 11%, versus $2.82 billion for the corresponding period of 2014. Total deposits grew $257.9 million, or 9%, from $2.89 billion as of September 30, 2014 to $3.15 billion as of September 30, 2015. Importantly, total core deposits increased $348.5 million, or 13% from $2.67 billion at September 30, 2014 to $3.01 billion at September 30, 2015. On a linked quarter basis, average total deposits increased $60.0 million, or 2%, from $3.07 billion for the second quarter of 2015 to $3.13 billion for the third quarter of 2015.

“We are particularly proud of our continued organic core deposit growth in our Indiana footprint.  Importantly, the growth is being generated in both our more mature Northern Indiana markets and in our Indianapolis market, which we entered in 2011. The core deposit growth is also coming from both our commercial and retail deposit clients in every market we serve,” added Findlay.

The company’s net interest margin was 3.16% in the third quarter of 2015, compared to  3.31% for the third quarter of 2014. Net interest margin was 3.18% in the linked second quarter of 2015. Net interest margin for the nine months ended September 30, 2015 was 3.21% compared to 3.34% in the prior year nine month period. The decline in net interest margin during the three month and nine month periods ended September 30, 2015 was largely driven by competitive factors in the company’s markets, including more aggressive pricing of new loan opportunities and renewed loans as well as a slightly higher cost of funds. Net interest income increased $746,000, or 3%, to $26.7 million for the third quarter of 2015, versus $26.0 million in the third quarter of 2014. Net interest income for the nine months ended September 30, 2015 increased $2.3 million, or 3%, to $78.5 million, versus $76.2 million for the nine months ended September 30, 2014.

Findlay commented further, “We continue to experience pressure on our net interest margin as a result of the low interest rate environment. We believe that our balance sheet is well positioned to benefit from an increase in overall interest rates, and we will continue to closely manage it until rates start to rise.”

For the eleventh consecutive quarter, the company did not record a provision for loan losses. The absence of a provision for loan losses was generally driven by continued stabilization and improvement in key loan quality metrics, including appropriate reserve coverage of nonperforming loans, a decrease in historical loss percentages, stable economic conditions in the company’s markets and sustained signs of improvement in its borrowers’ performance and future prospects. The company’s allowance for loan losses as of September 30, 2015 was $44.7 million compared to $46.4 million as of September 30, 2014 and $44.8 million as of June 30, 2015. The allowance for loan losses represented 1.50% of total loans as of September 30, 2015 versus 1.72% at September 30, 2014 and 1.55% as of June 30, 2015. The allowance for loan losses as a percentage of nonperforming loans was 312% as of September 30, 2015, versus 314% as of September 30, 2014, and 312% as of June 30, 2015.

Nonperforming assets decreased $431,000, or 3%, to $14.5 million as of September 30, 2015 versus $15.0 million as of September 30, 2014. On a linked quarter basis, nonperforming assets were $72,000 lower than the $14.6 million reported as of June 30, 2015. The ratio of nonperforming assets to total assets at September 30, 2015 was 0.40% versus 0.45% at September 30, 2014 and 0.41% at June 30, 2015. Net charge-offs to average loans were 0.02% for the third quarter of 2015 compared to net recoveries of 0.12% for the third quarter of 2014 and net charge-offs of 0.12% for the second quarter of 2015. Net charge-offs totaled $122,000 in the third quarter of 2015 versus net recoveries of $782,000 during the third quarter of 2014 and net charge-offs of $861,000 during the linked second quarter of 2015.

The company’s noninterest income was $7.9 million for both the third quarters of 2015 and 2014. On a linked quarter basis, noninterest income increased by $189,000 from $7.7 million in the second quarter of 2015. Noninterest income increased 2% to $23.4 million in the nine months ended September 30, 2015 versus $22.9 million in the comparable period of 2014. Noninterest income was positively impacted by increases in mortgage banking income due to higher production volumes, as well as increases in service charges on deposit accounts, loan, insurance and service fees and wealth advisory fees. Offsetting these increases was a decrease in investment brokerage fees driven by lower production volumes as well as changes to the product mix designed to provide a more consistent revenue stream.

The company’s noninterest expense increased by 3% to $17.2 million in the third quarter of 2015 compared to $16.7 million in the third quarter of 2014. Noninterest expense increased 3% to $50.8 million in the nine months ended September 30, 2015 versus $49.5 million in the comparable period of 2014. Data processing fees increased by $1.1 million primarily due to increased technology and software related expenditures with the company’s core processor which are volume and product driven to enhance the delivery of electronic banking channels  and enhance commercial product solutions. Equipment costs increased due to higher depreciation expense related to branch upgrades and expansion. Salaries and employee benefits decreased by $289,000 in the first nine months of 2015 versus the same period of 2014. The decrease in salary and employee benefits was driven by lower employee benefit costs including lower incentive-based compensation accruals and lower commissions paid on investment brokerage fees as a result of lower production. Professional fees decreased by $130,000 in the first nine months of 2015, driven by lower legal fees. The company's efficiency ratio was 50% for the third quarter of 2015 compared to 49% in the third quarter of  2014, and unchanged from 50% for the linked second quarter of 2015.

Lakeland Financial Corporation is a $3.7 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank, its single bank subsidiary, is the fourth largest bank in the state, and the largest bank 100% invested in Indiana. Lake City Bank operates 46 offices in Northern and Central Indiana, delivering technology driven and client-centric financial services solutions to individuals and businesses.

Information regarding Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at www.lakecitybank.com. The company’s common stock is traded on the Nasdaq Global Select Market under “LKFN.” In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this earnings release contains certain non-GAAP financial measures. Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding the company’s financial performance.  Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible common equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events. Additional information concerning the company and its business, including factors that could materially affect the company’s financial results, is included in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K.

LAKELAND FINANCIAL CORPORATION
THIRD QUARTER 2015 FINANCIAL HIGHLIGHTS
	Three Months Ended			Nine Months Ended
(Unaudited – Dollars in thousands except Shares not in dollars)	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
END OF PERIOD BALANCES	2015	2015	2014	2015	2014
Assets	$3,666,250	$3,572,106	$3,355,903	$3,666,250	$3,355,903
Deposits	3,147,534	3,020,151	2,889,672	3,147,534	2,889,672
Brokered Deposits	133,836	120,861	224,486	133,836	224,486
Core Deposits	3,013,698	2,899,290	2,665,186	3,013,698	2,665,186
Loans	2,972,280	2,893,462	2,701,923	2,972,280	2,701,923
Allowance for Loan Losses	44,694	44,816	46,387	44,694	46,387
Total Equity	386,700	375,764	351,949	386,700	351,949
Tangible Common Equity	383,529	372,588	348,769	383,529	348,769
AVERAGE BALANCES
Total Assets	$3,640,769	$3,552,029	$3,351,474	$3,545,357	$3,286,736
Earning Assets	3,409,445	3,342,275	3,172,423	3,333,410	3,108,483
Investments	471,641	475,803	476,643	474,876	474,809
Loans	2,923,159	2,852,382	2,684,667	2,844,079	2,623,522
Total Deposits	3,126,472	3,066,483	2,819,237	3,044,069	2,750,627
Interest Bearing Deposits	2,491,490	2,488,227	2,317,643	2,454,039	2,270,271
Interest Bearing Liabilities	2,605,467	2,581,664	2,485,979	2,562,723	2,453,021
Total Equity	380,865	374,339	348,154	374,017	338,118
INCOME STATEMENT DATA
Net Interest Income	$26,711	$26,064	$25,965	$78,475	$76,199
Net Interest Income-Fully Tax Equivalent	27,181	26,559	26,451	79,926	77,641
Provision for Loan Losses	0	0	0	0	0
Noninterest Income	7,902	7,713	7,871	23,410	22,890
Noninterest Expense	17,207	16,741	16,660	50,849	49,534
Net Income	11,565	11,380	11,511	34,081	32,735
PER SHARE DATA
Basic Net Income Per Common Share	$0.70	$0.69	$0.70	$2.05	$1.98
Diluted Net Income Per Common Share	0.69	0.68	0.69	2.03	1.95
Cash Dividends Declared Per Common Share	0.245	0.245	0.21	0.70	0.61
Dividend Payout	35.51%	36.03%	30.43%	34.48%	31.28%
Book Value Per Common Share (equity per share issued)	23.24	22.61	21.26	23.24	21.26
Tangible Book Value Per Common Share	23.05	22.42	21.08	23.05	21.08
Market Value – High	45.40	44.27	39.93	45.40	41.46
Market Value – Low	39.01	38.71	35.50	37.42	34.96
Basic Weighted Average Common Shares Outstanding	16,629,378	16,611,974	16,547,551	16,610,689	16,531,411
Diluted Weighted Average Common Shares Outstanding	16,847,983	16,820,052	16,775,770	16,808,833	16,769,079
KEY RATIOS
Return on Average Assets	1.26%	1.29%	1.36%	1.29%	1.33%
Return on Average Total Equity	12.05	12.19	13.12	12.18	12.94
Average Equity to Average Assets	10.46	10.54	10.39	10.55	10.29
Net Interest Margin	3.16	3.18	3.31	3.21	3.34
Efficiency (Noninterest Expense / Net Interest Income plus Noninterest Income)	49.71	49.57	49.24	49.91	49.99
Tier 1 Leverage	11.18	11.22	11.18	11.18	11.18
Tier 1 Risk-Based Capital	12.53	12.58	13.15	12.53	13.15
Common Equity Tier 1 (CET1)	11.61	11.63	NA	11.61	NA
Total Capital	13.79	13.83	14.40	13.79	14.40
Tangible Capital	10.47	10.44	10.40	10.47	10.40
ASSET QUALITY
Loans Past Due 30 - 89 Days	$1,984	$4,580	$2,432	$1,984	$2,432
Loans Past Due 90 Days or More	0	284	0	0	0
Non-accrual Loans	14,308	14,089	14,764	14,308	14,764
Nonperforming Loans (includes nonperforming TDR's)	14,308	14,373	14,764	14,308	14,764
Other Real Estate Owned	231	231	200	231	200
Other Nonperforming Assets	0	7	6	0	6
Total Nonperforming Assets	14,539	14,611	14,970	14,539	14,970
Performing Troubled Debt Restructurings	7,605	7,606	17,650	7,605	17,650
Nonperforming Troubled Debt Restructurings (included in nonperforming loans)	10,934	11,176	9,841	10,934	9,841
Total Troubled Debt Restructurings	18,539	18,783	27,491	18,539	27,491
Impaired Loans	22,660	22,328	34,137	22,660	34,137
Non-Impaired Watch List Loans	122,116	130,735	130,014	122,116	130,014
Total Impaired and Watch List Loans	144,776	153,063	164,151	144,776	164,151
Gross Charge Offs	228	995	270	1,931	3,675
Recoveries	106	134	1,052	364	1,265
Net Charge Offs/(Recoveries)	122	861	(782)	1,567	2,410
Net Charge Offs/(Recoveries) to Average Loans	0.02%	0.12%	(0.12)%	0.07%	0.12%
Loan Loss Reserve to Loans	1.50%	1.55%	1.72%	1.50%	1.72%
Loan Loss Reserve to Nonperforming Loans	312.36%	311.80%	314.18%	312.36%	314.18%
Loan Loss Reserve to Nonperforming Loans and Performing TDR's	203.96%	203.90%	143.11%	203.96%	143.11%
Nonperforming Loans to Loans	0.48%	0.50%	0.55%	0.48%	0.55%
Nonperforming Assets to Assets	0.40%	0.41%	0.45%	0.40%	0.45%
Total Impaired and Watch List Loans to Total Loans	4.87%	5.29%	6.08%	4.87%	6.08%
OTHER DATA
Full Time Equivalent Employees	518	514	495	518	495
Offices	46	46	46	46	46

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
September 30, 2015 and December 31, 2014
(in thousands, except share data)

	September 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Cash and due from banks	$ 86,586	$ 75,381
Short-term investments	11,485	15,257
Total cash and cash equivalents	98,071	90,638

Securities available for sale (carried at fair value)	477,699	475,911
Real estate mortgage loans held for sale	3,132	1,585

Loans, net of allowance for loan losses of $44,694 and $46,262	2,927,586	2,716,058

Land, premises and equipment, net	44,013	41,983
Bank owned life insurance	67,693	66,612
Federal Reserve and Federal Home Loan Bank stock	7,668	9,413
Accrued interest receivable	9,330	8,662
Goodwill	4,970	4,970
Other assets	26,088	27,452
Total assets	$ 3,666,250	$ 3,443,284

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits	$ 630,789	$ 579,495
Interest bearing deposits	2,516,745	2,293,625
Total deposits	3,147,534	2,873,120

Short-term borrowings
Federal funds purchased	0	500
Securities sold under agreements to repurchase	80,414	54,907
Other short-term borrowings	0	105,000
Total short-term borrowings	80,414	160,407

Long-term borrowings	34	35
Subordinated debentures	30,928	30,928
Accrued interest payable	3,712	2,946
Other liabilities	16,928	14,463
Total liabilities	3,279,550	3,081,899

STOCKHOLDERS' EQUITY
Common stock: 90,000,000 shares authorized, no par value
16,636,069 shares issued and 16,540,957 outstanding as of September 30, 2015
16,550,324 shares issued and 16,465,621 outstanding as of December 31, 2014	98,216	96,121
Retained earnings	285,792	263,345
Accumulated other comprehensive income	5,035	3,830
Treasury stock, at cost (2015 - 95,112 shares, 2014 - 84,703 shares)	(2,432)	(2,000)
Total stockholders' equity	386,611	361,296
Noncontrolling interest	89	89
Total equity	386,700	361,385
Total liabilities and equity	$ 3,666,250	$ 3,443,284

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months and Nine Months Ended September 30, 2015 and 2014
(in thousands except for share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 27,981	$ 26,713	$ 81,553	$ 78,317
Tax exempt	116	125	350	348
Interest and dividends on securities
Taxable	2,009	2,075	6,459	6,114
Tax exempt	844	820	2,515	2,455
Interest on short-term investments	16	12	43	31
Total interest income	30,966	29,745	90,920	87,265

Interest on deposits	3,973	3,424	11,551	9,946
Interest on borrowings
Short-term	43	96	138	351
Long-term	239	260	756	769
Total interest expense	4,255	3,780	12,445	11,066

NET INTEREST INCOME	26,711	25,965	78,475	76,199

Provision for loan losses	0	0	0	0

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	26,711	25,965	78,475	76,199

NONINTEREST INCOME
Wealth advisory fees	1,103	1,030	3,393	3,046
Investment brokerage fees	405	699	1,208	2,739
Service charges on deposit accounts	2,806	2,474	7,753	6,973
Loan, insurance and service fees	2,147	1,972	5,616	5,187
Merchant card fee income	485	407	1,332	1,137
Bank owned life insurance income	221	372	956	1,082
Other income	455	881	2,090	2,442
Mortgage banking income	280	264	1,020	508
Net securities gains/(losses)	0	(228)	42	(224)
Total noninterest income	7,902	7,871	23,410	22,890

NONINTEREST EXPENSE
Salaries and employee benefits	9,854	9,856	29,021	29,310
Net occupancy expense	919	872	2,918	2,885
Equipment costs	870	812	2,699	2,346
Data processing fees and supplies	1,950	1,557	5,655	4,541
Corporate and business development	780	726	2,284	2,052
FDIC insurance and other regulatory fees	521	481	1,518	1,446
Professional fees	694	705	2,111	2,241
Other expense	1,619	1,651	4,643	4,713
Total noninterest expense	17,207	16,660	50,849	49,534

INCOME BEFORE INCOME TAX EXPENSE	17,406	17,176	51,036	49,555
Income tax expense	5,841	5,665	16,955	16,820
NET INCOME	$ 11,565	$ 11,511	$ 34,081	$ 32,735

BASIC WEIGHTED AVERAGE COMMON SHARES	16,629,378	16,547,551	16,610,689	16,531,411
BASIC EARNINGS PER COMMON SHARE	$ 0.70	$ 0.70	$ 2.05	$ 1.98
DILUTED WEIGHTED AVERAGE COMMON SHARES	16,847,983	16,775,770	16,808,833	16,769,079
DILUTED EARNINGS PER COMMON SHARE	$ 0.69	$ 0.69	$ 2.03	$ 1.95

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
THIRD QUARTER 2015
(unaudited in thousands)

	September 30,		June 30,		December 31,		September 30,
	2015		2015		2014		2014
Commercial and industrial loans:
Working capital lines of credit loans	$ 593,780	20.0%	$ 606,169	20.9%	$ 544,043	19.7%	$ 517,916	19.2%
Non-working capital loans	577,536	19.4	537,708	18.6	491,330	17.8	513,525	19.0
Total commercial and industrial loans	1,171,316	39.4	1,143,877	39.5	1,035,373	37.5	1,031,441	38.2

Commercial real estate and multi-family residential loans:
Construction and land development loans	176,945	6.0	152,292	5.3	156,636	5.7	153,118	5.7
Owner occupied loans	409,004	13.8	409,650	14.2	403,154	14.6	396,207	14.7
Nonowner occupied loans	417,790	14.1	399,583	13.8	394,458	14.3	401,454	14.9
Multifamily loans	93,075	3.1	90,175	3.1	71,811	2.6	84,875	3.1
Total commercial real estate and multi-family residential loans	1,096,814	36.9	1,051,700	36.3	1,026,059	37.1	1,035,654	38.3

Agri-business and agricultural loans:
Loans secured by farmland	155,106	5.2	156,001	5.4	137,407	5.0	131,516	4.9
Loans for agricultural production	93,964	3.2	95,327	3.3	136,380	4.9	78,203	2.9
Total agri-business and agricultural loans	249,070	8.4	251,328	8.7	273,787	9.9	209,719	7.8

Other commercial loans	82,976	2.8	82,247	2.8	75,715	2.7	77,076	2.9
Total commercial loans	2,600,176	87.5	2,529,152	87.4	2,410,934	87.3	2,353,890	87.1

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	154,019	5.2	148,977	5.1	145,167	5.3	143,892	5.3
Open end and junior lien loans	160,485	5.4	155,902	5.4	150,220	5.4	150,859	5.6
Residential construction and land development loans	8,445	0.3	8,821	0.3	6,742	0.2	5,726	0.2
Total consumer 1-4 family mortgage loans	322,949	10.9	313,700	10.8	302,129	10.9	300,477	11.1

Other consumer loans	49,169	1.7	50,813	1.8	49,541	1.8	47,967	1.8
Total consumer loans	372,118	12.5	364,513	12.6	351,670	12.7	348,444	12.9
Subtotal	2,972,294	100.0%	2,893,665	100.0%	2,762,604	100.0%	2,702,334	100.0%
Less: Allowance for loan losses	(44,694)		(44,816)		(46,262)		(46,387)
Net deferred loan fees	(14)		(203)		(284)		(411)
Loans, net	$2,927,586		$ 2,848,646		$2,716,058		$2,655,536